EXHIBIT C
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AIG LIFE INSURANCE COMPANY
One Alico Plaza, Wilmington, DE  19801

1.   PROPOSED INSURED

     First Name               Middle Initial           Last Name
     ___________________________________________________________________________

     Date of Birth  ______________         Age _______         Sex ____M  ____F
                    mo.  day   yr.
     Place of Birth

     Social Security No. _______ - _______ - _______

     Citizenship    ____ U.S.      _____ Other (Country _________________)

     Number          Street or Route          City           State          Zip
     ___________________________________________________________________________

     Telephone                          Occupation and Duties
     Home     (___)_______________      Employer:
     Business (___)_______________      Address:

2.   OWNER (if other than proposed insured)

     First Name               Middle Initial           Last Name
     ___________________________________________________________________________

     Social Security Or Tax I.D. No. _______ - _______ - ________

     Number          Street or Route          City           State          Zip
     ___________________________________________________________________________
     If a contingent Owner is desired, indicate in special instructions below.

3.   BENEFICIARY

     Primary ______________________________  Relationship ______________________

     Contingent ___________________________  Relationship ______________________

4.   PLAN SELECTION

     Plan _________________________________  Insurance Amount $_________________

     ___Waiver of Premium     ____Accidental Death $_________    ____Other

     Death Benefit Option (Universal Life Only)   ____Option I (level)
                                                  ____Option II (enhanced)

5.   PREMIUM INFORMATION

     Premium Paid with Application $_______________
     (must be at least two months premium for the plan and insurance amount applied for)

     Frequency:   ____Annual  ____Semi-Annual  ___Quarterly  ____ ______________

     Universal Life Only: Planned Initial Premium $_________

     Planned Periodic Payment $________________


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6.   OTHER IMPORTANT INFORMATION

     Life Insurance now in force:
     (if none, so state)

     Company                  Amount              Plan           Year Issued
     __________________________________________________________________________

     a.   Have you ever had a request for life or disability        Yes     No
          insurance declined, postponed,  rated,  or  restricted
          in  any  way,  or  are  any  other applications for
          insurance pending or contemplated?                        ____   ____

     b.   Will the covergae applied for replace or change
          any existing life insurance or annuity?                   ____   ____

     c.   Within the past two years have you flown or
          taken instruction as a pilot or engaged in any
          kind of racing, scuba or sky diving, hang gliding,
          or do you intend to?                                      ____   ____

     d.   Within the past five years have you used
          amphetamines, narcotics, barbiturates,
          hallucinogens, or marijuana, or received treatment
          for drug or alcohol use?                                  ____   ____

     e.   Have you ever had your driver's license
          restricted or revoked?                                    ____   ____
          Driver License No. ______________________

     f.   Proposed Insured's: Height_____ft. ____in.
          Weight _____lbs. Any recent weight loss?                  ____   ____

     g.   Within the past 12 months have you smoked
          cigarettes or used any other tobacco products?            ____   ____

     h.   Do you intend to reside or travel outside
          the United States?                                        ____   ____

     Give details to "Yes" responses to questions 6(a) through 6(h).

HOME OFFICE AMENDMENTS AND CORRECTIONS            SPECIAL INSTRUCTIONS
(for home office use only where permitted by state statute)

7.   Have you within the past five years:                            Yes    No

     (a)  Consulted a physician for any reason,
          had an electrocardiogram or other diagnostic
          tests?                                                    ____   ____

     (b)  Been in a clinic, hospital, or medical
          facility for observation or treatment?                    ____   ____

     (c)  Been advised to have any diagnostic
          test, hospitalization, or surgery which
          was not done?                                             ____   ____

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8.   Have you ever had or been treated for or had indication of:

     (a)  Cancer, stroke, or heart attack?                          ____   ____

     (b)  Diabetes, glandular disorder, enlarged
          lymph nodes, epilepsy, or any mental or nervous
          disorder?                                                 ____   ____

     (c)  Chest pain, high blood pressure, hear murmur,
          or other circulatory or blood disorder?                   ____   ____

     (d)  Kidney, urinary, or reproductive disorder, or
          sexually transmitted disease?                             ____   ____

     (e)  Liver or gastro-intestinal disorder?                      ____   ____

     (f)  Asthma, emphysema, or other respiratory disorder?         ____   ____

     (g)  Loss of vision, amputation, deformity,
          arthritis, or other musculo-skeletal disorder?            ____   ____

9.   Any family history of diabetes or heart disease?               ____   ____

10.  Have you ever had or been told you have:

     (a)  "AIDS" (Acquired Immune Deficiency Syndrome)?             ____   ____

     (b)  "AIDS" Related Complex (ARC)?                             ____   ____

     (c)  Tested positive for antibodies to the "AIDS"
          (Human T-Cell Lymphotropic Type III;
          HTLV-III) virus?                                          ____   ____

11.  Are you presently taking any medication?                       ____   ____

12.  Family History

                           Age if      State of     Age at
                           Living      Health       Death       Cause of Death

     Father                _______      _______     _______     _______________
     Mother                _______      _______     _______     _______________
     Brothers & Sisters:   _______      _______     _______     _______________
     # Living___ Dead___   _______      _______     _______     _______________

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INSTRUCTIONS: Give full details for all "Yes" answers to questions 7 to 12. Give dates, treatment, duration of illness, and names and addresses of all attending physicians and medical facilities. Please, attach additional sheet, if needed.

13.  Personal Physician: (if none, so state)

     Name: _________________________________

     Address:_______________________________
     _______________________________________

     Date and Reason Last Seen:

I hereby represent all my statements and answers to the above questions to be correct and true to the best of my knowledge and belief. This application and any amendments shall be a part of any insurance issued by the Company. No medical examiner or agent can make or change a contract or waive any of the Company's rights or requirements. Unless otherwise provided by the Conditional Temporary Insurance Agreement, if applicable, no insurance will take effect unless and until, while the insured is living, the application is approved, the full initial premium is paid, the certificate is delivered to and accepted by the owner, and answers and statements in this application continue to be complete and true at the time of such payment and acceptance. Acceptance of any certificate issued based on this application will be a ratification of any amendments or corrections noted by AIG Life Insurance Company in the space headed "Home Office Amendments and Corrections", except that if required by state statue or regulation, any change in amount, age, plan of insurance, additional benefits, or classification must be agreed to in writing.

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I  authorize  any  physician  or  medical  professional,   hospital,  clinic  or
medically-related  facility,  insurer  or  reinsurer,   Veterans  Administration
facility,  the Medical  Information  Bureau,  Inc.,  consumer  reporting agency, employer  or  person,  to  disclose  to  AIG  Life  Insurance  Company  and  its
reinsurers,   medical  and  other  information  pertaining  to  me  for  use  in determining insurability. I authorize all such sources, except the MIB, Inc., to give such information to any insurance support organization authorized by AIG Life Insurance Company to collect and transmit such information. I agree that this authorization shall be valid from the date signed for a period of 2 1/2 years. I agree that a photocopy of this authorization shall be as valid as the original. I understand that a copy is available to me upon request. I hereby acknowledge receipt of the Notice to Applicant Part One and Part Two. By applying for coverage, I hereby agree to become a participant in the [ABC Group Trust].

Signed at ___________________________        ___________________________________
          (City, State)       (Date)         (Signature of Proposed Insured
                                             or Parent if a Minor)

______________________________________       ___________________________________
(Signature of Owner if Other than            (Signature of Witness)
 Proposed Insured)

AGENT: Do you have any reason to believe the coverage  applied for is to replace or change any existing  annuities or life  insurance on the life of the
       Proposed Insured?      YES_____       NO_____

______________________________________       ___________________________________
          (Signature of Agent)               (Printed Name of Agent)  (Code No.)

______________________________________       ___________________________________
          (Address of Agency)                (Printed Name of Agency) (Code No.)

(____)________________________________       (____)_____________________________
           (Agent Phone No.)                 (Agency Phone No.)


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AIG Life Insurance Company
P.O. Box 667  Wilmington, DE  19899-0667

PLEASE PRINT ALL ANSWERS            Supplemental Application For Life Insurance

1.   Proposed Insured

     _______________________________________________________________________
               First Name              M.I.              Last Name

2.   Birth Date

      ____________________________________________
               Month        Day        Year


3.   Social Security Number                   -         -
                                    --------------------------------

4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

          Guaranteed Account       ____%     TEMPLETON
                                             International            ____%
                                             Developing Markets       ____%
          ALLIANCE
          Growth and Income        ____%
          Premier Growth           ____%     AIM
          Quasar                   ____%     AIM V.I. Value           ____%

          FIDELITY                           GOLDMAN SACHS
          VIP Money Market         ____%     Growth and Income        ____%
          VIP II Index 500         ____%     CORE U.S. Equity         ____%
          VIP II Contrafund        ____%     CORE Large Cap Growth    ____%
                                             CORE Small Cap Equity    ____%
          MORGAN STANLEY                     Capital Growth           ____%
          Fixed Income             ____%     Mid Cap Equity           ____%
          High Yield               ____%     International Equity     ____%
          Global Equity            ____%     Global Income            ____%
          U.S. Real Estate         ____%     High Yield               ____%

          NEUBERGER & BERMAN
          Partners                 ____%


          NOTE: The Net Premium will be allocated to the Fidelity Money Market Fund until the end of the Right to Examine This Certificate period.

  5.      Dollar Cost  Averaging  (Minimum of $2,000  must be     Yes____ No____
          allocated  to the Fidelity  Money Market Fund).
          If elected you must complete the Dollar Cost
          Averaging Plan Request Form.

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  6.      (a)  Did the Owner receive current prospectuses?        Yes____ No____

          (b)  Does the Owner understand that:

               -    The death benefit may increase or decrease
                    depending on investment performance?          Yes____ No____

               -    The cash value may increase or decrease
                    depending on the investment performance?      Yes____ No____

               -    The Certificate will lapse if the cash
                    surrender value becomes insufficient to
                    cover the total monthly deductions?           Yes____ No____

          (c)  Does the Owner believe that this Certificate
               will meet insurance needs and financial
               objectives?                                        Yes____ No____

7.   Suitability

     What is the Owner's:

     -    Approximate net worth
     -    Income earned
     -    Income unearned
     -    Number of dependents
     -    Marginal tax bracket
     -    Investment Objective(s) (check all that apply):
          Growth_____     Growth and Income_____     Income_____
          Capital Appreciation_____      Speculation_____

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on _____________________, 19____      ___________________________________
                                             Signature of Owner
at____________________, State of ______

_______________________________________      ___________________________________
Signature of Soliciting Agent                Signature of Proposed Insured if
                                             not Owner (Parent if Proposed
                                             Insured is Age 15 or less)

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